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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WESTERN GAS RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTERN GAS RESOURCES, INC.
1099 18th Street, Suite 1200
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 7, 2004

To the Stockholders of
WESTERN GAS RESOURCES, INC.:

        The 2004 Annual Meeting of Stockholders of Western Gas Resources, Inc. (the "Company") will be held at the Embassy Suites Hotel, 1881 Curtis Street, Denver, Colorado 80202 on Friday, May 7, 2004 at 10:00 a.m. local time.

        The purpose of the meeting is to:

  1.
  Elect four Class Three directors to serve until their terms expire in 2007 or until their successors have been elected and qualified;

  2.
  Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2004; and

  3.
  Transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

        Only holders of record of shares of our common stock at the close of business on March 26, 2004 are entitled to receive notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive offices located at 1099 18th Street, Suite 1200, Denver, Colorado 80202.

        Stockholders are cordially invited to attend the Annual Meeting. If you wish to vote shares held in your name in person at the meeting, please bring your proxy card and picture identification to the meeting. If you hold your shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership at the meeting. Proof of ownership could include a proxy from your broker, bank or other nominee or a copy of your account statement. Attendance at our 2004 Annual Meeting will be limited to persons presenting a proxy card and picture identification.

        Please date, sign and mail the enclosed proxy card as soon as possible to ensure that you are represented at the meeting. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by using the toll-free telephone number or the Internet address, as explained on the enclosed proxy card. Please note that all votes cast via telephone or the Internet must be cast prior to 12:00 p.m., Eastern Daylight Savings Time, on Monday, May 6, 2004

By Order of the Board of Directors,

JAMES A. SENTY Chairman of the Board

Denver, Colorado
April 7, 2004

WESTERN GAS RESOURCES, INC.
1099 18th Street, Suite 1200
Denver, Colorado 80202

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS

To be held on May 7, 2004

        We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the "Board") of Western Gas Resources, Inc. (the "Company"). The proxies are for use at our 2004 Annual Meeting of Stockholders ("Annual Meeting") to be held at 10:00 a.m. local time on Friday, May 7, 2004 at the Embassy Suites Hotel, 1881 Curtis Street, Denver, Colorado 80202, and at any postponement or adjournment thereof. We will distribute this Proxy Statement and accompanying proxy card to stockholders on or about April 7, 2004.

Solicitation of Proxies

        This proxy solicitation is being made on behalf of the Board.

Stockholders Entitled to Vote

        All holders of record of our common stock at the close of business on March 26, 2004 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, there were 35,276,870 shares of the Company's common stock outstanding. Each holder of record of common stock at the close of business on the Record Date will be entitled to one vote for each share held.

Required Vote

        Your attendance at the Annual Meeting in person or by proxy is requested. The presence, in person or by proxy, of holders of a majority of the outstanding shares entitled to vote is necessary to form a quorum and transact business. Any stockholder that has properly submitted a proxy will be considered part of the quorum. Votes that are withheld, abstentions and broker or other nominee non-votes will be counted towards a quorum.

        The required vote for Proposal 1, the Election of Directors, is a plurality of the votes cast, with the four nominees receiving the highest number of votes cast elected to the Board. A vote withheld from a nominee will be excluded from the vote and have no effect. An abstention will have the same effect as a vote against Proposal 2. Broker or other nominee non-votes will not be counted as a vote either for or against the proposal and will not be counted in determining the number of shares entitled to vote on Proposal 2.

        A "broker or other nominee non-vote" occurs when a broker or other nominee submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have the discretionary authority to vote in the absence of instructions.

Voting by Telephone or Internet

        Stockholders of record can simplify their voting by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If a stockholder's shares are held in the name of a bank, broker or other nominee, the availability of telephone and Internet voting will depend on the processes of the bank, the broker or other nominee; therefore, stockholders should follow the voting instructions on the form they receive from their bank, broker or other nominee.

        Stockholders who elect to vote over the Internet may incur costs such as telecommunication and Internet access charges for which the stockholder is solely responsible. The telephone and Internet voting facilities for stockholders of record will close at 12:00 p.m. EDT on May 6, 2004.

Voting by Mail

        Stockholders who elect to vote by mail are asked to date, sign and return the enclosed proxy card using the postage paid envelope provided. The shares represented will be voted in accordance with the directions in the proxy card.

Voting by Proxies

        Unless you give other instructions, the persons designated as proxy holders on the proxy card will vote FOR the election of the nominees named as directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2004. If any other matter is properly presented at the meeting, which is not currently anticipated, the proxy holders will vote the proxies in accordance with their best judgment.

Revocation of Proxies

        You may revoke your proxy at any time before it has been exercised by (i) giving written notice of such revocation to us addressed to John C. Walter, Secretary, Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, Colorado 80202, (ii) timely delivery of a later-dated proxy (including an Internet or telephone vote), or (iii) attending the Annual Meeting and voting in person. Your revocation will not be effective unless we have received it prior to the Annual Meeting.

Proxy Distribution Costs

        We will pay for the cost of distribution proxy materials and soliciting the proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Our Board currently has nine member positions, which are separated into three classes by our Certificate of Incorporation. Each class of directors serves a three-year term, expiring on the date of the annual meeting of stockholders in the third year following their election. In each successive year, one class of directors is elected. Effective as of the 2003 Annual Meeting of Stockholders, the size of the Board decreased from ten members to nine members. It is the Board's present intention to increase the number of directors to ten again in the event that our Nominating and Corporate Governance Committee identifies a suitably qualified candidate. In the meantime, the Board intends to amend our Bylaws to provide that our directors be apportioned among each of the three classes in a manner that will ensure that a majority of the Board will be required to be re-elected over a two year period. We anticipate that any new director appointed as a result of a future increase in the size of the Board to ten directors would become a Class Two director. This year we are electing the Class Three directors. The current Class Three directors whose terms expire on the date of our Annual Meeting are James A. Senty, Dean Phillips, Bill M. Sanderson and Walter L. Stonehocker.

        The Board has nominated James A. Senty, Dean Phillips, Bill M. Sanderson and Walter L. Stonehocker for re-election as Class Three Directors.

        The terms of Messrs. Senty, Phillips, Sanderson and Stonehocker, if re-elected as Class Three directors, will expire on the date of our annual meeting of stockholders in 2007, or when their successors are elected and qualified.

        If any of the nominees is not elected or is unable to serve, the remaining Board members may elect a substitute or may reduce the size of the Board, in accordance with our Bylaws.

        Our current directors, including the four nominees, are described under the caption "Directors and Officers."

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL ONE, THE ELECTION OF THESE NOMINEES AS CLASS THREE DIRECTORS

PROPOSAL TWO
RATIFICATION OF INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") has served as our independent auditors since 1985. The Board believes that PricewaterhouseCoopers is knowledgeable about our operations and accounting practices and is well qualified to act in the capacity of independent auditor to the Company.

        Our policy is to ask our stockholders to ratify the appointment of our independent auditors at each annual meeting. The Board has appointed PricewaterhouseCoopers as our independent auditors for the fiscal year ending December 31, 2004, and we are asking our stockholders to ratify this appointment at the Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions of stockholders.

        In the event that stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will seek suitable replacement independent auditors.

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL TWO, RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table provides information, as of March 24, 2004, with respect to beneficial ownership of our common stock and $2.625 Cumulative Convertible Preferred Stock (the "Preferred Stock") by each of the Named Executives (defined below), each director, each holder of more than 5% of our common stock and by all current directors and officers as a group. The percentage of beneficial ownership is based on 34,224,636 shares of our common stock and 1,245,704 shares of our Preferred Stock outstanding as of March 24, 2004. We have called the Preferred Stock for redemption and the remaining 1,245,704 shares of Preferred Stock are to be redeemed on April 20, 2004 at a redemption price of $50.00 per share, plus accrued and unpaid dividends up to but not including such date, unless shares of Preferred Stock are converted prior to that date. If all holders of Preferred Stock elect to convert to common stock, an additional 1,567,923 shares of common stock will be issued. This table does no reflect the effect of any such conversion of the Preferred Stock. Our only voting security is our common stock. Except as indicated in the footnotes to this table, the persons named each have sole voting and investment power over the shares shown as owned by them.

	Common Stock**			$2.625 Cumulative Convertible Preferred Stock
Name and Address Of Beneficial Owner	Amount And Nature of Beneficial Ownership		Percent Of Class	Amount And Nature of Beneficial Ownership		Percent Of Class
Columbia Wanger Asset Management, L.P.(1) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,762,300		5.1	—		—
State Farm Mutual Automobile Insurance Company(2) One State Farm Plaza Bloomington, IL 61710	1,749,200		5.1	—		—
Brion G. Wise 869 Grant Place Boulder, CO 80302	2,967,830	(3)	8.7	—		—
Walter L. Stonehocker 15600 Holly Brighton, CO 80601	2,365,876	(4)	6.9	14,515	(4)	1.2
Ward Sauvage 8650 W. Tropicana Ave., Suite 208 Las Vegas, NV 89147-3200	2,013,287	(5)	5.9	—		—
Dean Phillips 524 N. 30th Street Quincy, IL 62301	1,536,825	(6)	4.5	—		—
Joseph E. Reid	7,000	(7)	*	—		—
Richard B. Robinson	15,800	(8)	*	—		—
Bill M. Sanderson	328,303	(9)	*	—		—
James A. Senty	9,653	(10)	*	—		—
Peter A. Dea	160,500	(11)	*	—		—
Edward A. Aabak	19,000	(12)	*	—		—
John F. Chandler	20,650	(13)	*	—		—
William J. Krysiak	45,833	(14)	*	—		—
John C. Walter	38,835	(15)	*	—		—
Directors and officers as a group (18 persons)	9,643,821	(16)	27.9	14,515		1.2

*
Less than 1%.

**
On March 22, 2001, our Board declared a dividend distribution of one Right for each outstanding share of our common stock to stockholders of record at the close of business on April 9, 2001. Each Right entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.10 per share, at a purchase price of $180 per unit, subject to adjustment. None of the information contained in this table or elsewhere in this proxy statement gives effect to this dividend.

(1)
Based on a Schedule 13G, dated February 10, 2004, Columbia Wanger Asset Management, L.P. and WAM Acquisition GP, Inc. have sole voting and dispositive power with respect to the shares of common stock.

(2)
Based on a Schedule 13G, dated January 21, 2004, State Farm Mutual Automobile Insurance Company and related entities have sole voting and dispositive power with respect to the shares of common stock.

(3)
Includes options to acquire 2,000 of common stock which are currently or will become exercisable on or before May 23, 2004.

(4)
Includes 1,268,045 shares of common stock held directly by Mr. Stonehocker, 1,010,254 shares held by Mr. Stonehocker's wife, and 85,577 held by Mr. and Mrs. Stonehocker as joint tenants. Also includes options to acquire 2,000 of common stock which are currently or will become exercisable on or before May 23, 2004. Of the $2.625 Cumulative Convertible Preferred Stock, 6,847 shares are held by Mr. Stonehocker, 6,847 shares are held by Mr. Stonehocker's wife, and 821 shares are held by Mr. and Mrs. Stonehocker as joint common.

(5)
Includes 1,071,576 shares of common stock held by Sauvage Gas Company, which is 100% owned by family members of Reporting Person and trusts controlled by the Reporting Person and family members, and 939,711 shares held by Sauvage Gas Service Corporation, which is owned by Sauvage Gas Service, Inc., a family owned and controlled entity. Also includes options to acquire 2,000 of common stock which are currently or will become exercisable on or before May 23, 2004.

(6)
Includes 1,515,725 shares of common stock held directly by Mr. Phillips and 19,100 shares held by Mr. Phillips' wife. Also includes options to acquire 2,000 of common stock which are currently or will become exercisable on or before May 23, 2004.

(7)
Comprised of options to purchase 7,000 shares of common stock which are currently or will become exercisable on or before May 23, 2004.

(8)
Includes 5,000 shares of common stock held by the Robinson & Diss (formerly Lentz, Evans & King) pension fund for the benefit of Mr. Robinson, 1,000 shares held directly by Mr. Robinson's wife, 600 shares held by Mr. Robinson and his wife as trustees for their children, 200 shares held indirectly through Mr. Robinson's interests in a family-owned corporation and 3,650 shares held directly by Mr. Robinson. Also includes options to acquire 5,350 shares of common stock which are currently or will become exercisable on or before May 23, 2004.

(9)
Includes 84,987 shares of common stock held by Mr. Sanderson and his wife as joint tenants, 210,252 shares held by Cedar Assets L.L.P. for which Mr. Sanderson and his wife are the general partners, 7,982 shares held by the Sanderson Stock Trust, of which Mr. Sanderson's wife is the trustee, 200 shares held by the Sanderson Family Foundation for which Mr. Sanderson and his wife are the directors, 864 shares held by Mr. Sanderson's wife and 30,000 shares held by Mr. Sanderson through an IRA account. Also includes options to acquire 2,000 of common stock which are currently or will become exercisable on or before May 23, 2004.

(10)
Includes 5,533 shares of common stock held directly by Mr. Senty and 2,120 shares of common stock held by Mr. Senty's wife. Also includes options to acquire 2,000 of common stock which are currently or will become exercisable on or before May 23, 2004.

(11)
Comprised of options to purchase 160,500 shares of common stock which are currently or will become exercisable on or before May 23, 2004.

(12)
Comprised of options to purchase 19,000 shares of common stock which are currently or will become exercisable on or before May 23, 2004.

(13)
Includes options to purchase 19,000 shares of common stock which are currently or will become exercisable on or before May 23, 2004.

(14)
Comprised of options to purchase 45,833 shares of common stock which are currently or will become exercisable on or before May 23, 2004.

(15)
Includes options to purchase 25,363 shares of common stock which are currently or will become exercisable on or before May 23, 2004.

(16)
Includes options to purchase 371,711 shares of common stock which are currently or will become exercisable on or before May 23, 2004.

DIRECTORS AND OFFICERS

        The following table provides information concerning our directors and officers.

Name	Age	Position
James A. Senty	68	Chairman of the Board(3)(4)(5)(6)(8)
Walter L. Stonehocker	79	Vice Chairman of the Board(3)(4)(7)
Dean Phillips	72	Director(3)(5)(6)
Joseph E. Reid	75	Director(2)(4)(5)(6)
Richard B. Robinson	55	Director(1)
Bill M. Sanderson	74	Director(3)(4)(6)(7)
Ward Sauvage	78	Director(2)(5)(7)
Brion G. Wise	58	Director(1)(7)
Peter A. Dea	50	Chief Executive Officer, President and Director(1)
Edward A. Aabak	52	Executive Vice President—Midstream
John F. Chandler	47	Executive Vice President and Chief Operating Officer
William J. Krysiak	43	Executive Vice President and Chief Financial Officer
John C. Walter	58	Executive Vice President and General Counsel
Vance S. Blalock	50	Vice President and Treasurer
Brian E. Jeffries	46	Vice President—Marketing
J. Burton Jones	44	Vice President—Business Development
Jeffery E. Jones	50	Vice President—Production
David D. Keanini	43	Vice President—Engineering, Environmental & Safety

(1)
Class One Director; term expires in 2005.

(2)
Class Two Director; term expires in 2006.

(3)
Class Three Director; term expires in 2004.

(4)
Member of the Audit Committee.

(5)
Member of the Compensation Committee.

(6)
Member of the Nominating and Corporate Governance Committee.

(7)
Member of the Executive Committee.

(8)
Lead Independent Director.

        James A. Senty, has served as a Chairman of the Board since May 2003 and as a director since July 1987. Mr. Senty has been engaged in the wholesale and retail distribution of natural gas liquids since 1960. He has owned several banking interests since 1976 and currently serves as Chairman of the Board of The Park Bank, Park Bank Corporation and Deerfield Financial. Mr. Senty serves as a trustee and Chairman for The State of Wisconsin Investment Board. He is also Chairman of the Board and President of Midwest Bottle Gas Co., a company that directly and through subsidiaries is engaged in the retail and wholesale marketing of natural gas, natural gas liquids and other related items in several states.

        Walter L. Stonehocker, has served as Vice Chairman of the Board since July 1992, a director since July 1987, Senior Vice President from January 1985 to July 1992 and a Vice President from 1971 to 1985. In addition, Mr. Stonehocker has been active as a lobbyist for the oil and gas industry in various western states.

        Dean Phillips, has served as a director since July 1987. Mr. Phillips is currently the President and Chairman of the Board of Town and Country Bank. Mr. Phillips has also been engaged in the wholesale and retail distribution of natural gas liquids since 1956.

        Joseph E. Reid, has served as a director since May 1994. Mr. Reid has been involved in the oil and gas business since 1956. From 1984 to 1986 he served as President and Chief Executive Officer of Meridian Oil, Inc., and from 1978 to 1982 as President and Chief Executive Officer of Superior Oil Company. Since 1986 Mr. Reid has been a consultant to the oil and gas industry. Mr. Reid also serves as a member of the board of directors of Grant Prideco, Inc. and as an advisory director for Texas State Bank—Riverway. He received his M.B.A. from the Harvard Graduate School of Business and his Bachelor of Science Degree from Louisiana State.

        Richard B. Robinson, has served as a director since July 1987. Mr. Robinson has been a shareholder of the law firm of Robinson and Diss P.C. (formerly Lentz, Evans and King P.C.) since 1980. He has also been an adjunct professor at the University of Denver College of Law since 1980. He has represented us since 1977 with respect to tax, corporate and partnership law matters. Mr. Robinson received his Juris Doctor Degree from the University of Denver and his L.L.M. in Taxation from New York University.

        Bill M. Sanderson, has served as a director since July 1987 and as our President from December 1986 through March 1996, Chief Operating Officer from May 1986 through March 1996 and Senior Vice President from 1981 through 1986. Mr. Sanderson received his Bachelor of Science Degree, cum laude, in Chemical Engineering from Texas Tech University.

        Ward Sauvage, has served as a director since July 1987. Mr. Sauvage was engaged in the wholesale and retail distribution of natural gas liquids from 1949 through 1993. Mr. Sauvage is Chairman of the Board and President of Sauvage Gas Company, a diversified private investment company formed in 1958.

        Brion G. Wise, has served as a director since July 1987, and served as Chairman of the Board from July 1987 to May 2003. Mr. Wise served as Chief Executive Officer from December 31, 1986 through October 1, 1999 and as President from 1971 through 1986. Mr. Wise also serves as a director for Catalina Lighting, Inc. Mr. Wise received his Bachelor of Science Degree in Chemical Engineering from Washington State University.

        Peter A. Dea, has served as a director and our Chief Executive Officer and President since November 2001. From April 2000 to August 2001, Mr. Dea served as Chief Executive Officer and was a director and Chairman of the Board for Barrett Resources Corporation. Prior to this position, from November 1999 to April 2000, Mr. Dea was the Chief Executive Officer and Vice Chairman of Barrett Resources Corporation. From February 1994 through March 2000, he held various positions at Barrett Resources including Executive Vice President—Exploration. Mr. Dea also serves on the board of directors of EchoStar Communications. Mr. Dea received his Bachelor of Arts Degree in Geology from Western State College, where he has served on the Board of Trustees since 2001, and his Masters Degree in Geology from the University of Montana.

        Edward A. Aabak, has served as Executive Vice President—Midstream since May 2002. Mr. Aaback served as Senior Vice President—Operations from September 1997 to May 2002, Vice President—Northern Region from June 1995 to August 1997, and in various other management positions since February 1993. Mr. Aabak holds a Bachelor of Science Degree in Chemical Engineering from the University of Alberta.

        John F. Chandler, has served as Executive Vice President—Chief Operating Officer since January 2004, and prior to that as Executive Vice President—Upstream and Marketing from May 2002 to January 2004. Mr. Chandler also served as Senior Vice President—Marketing, Production and Business Development from April 1996 to May 2002, Vice President—Marketing and Pipelines from September 1993 through March 1996, and in various other positions in engineering and business development since July 1984. Mr. Chandler received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology.

        William J. Krysiak, has served as Executive Vice President and Chief Financial Officer since May 2002 and prior to that as Chief Financial Officer from October 2001 to May 2002, Vice President—Finance from September 1993 to October 2001, Corporate Controller from June 1993 to August 1993, Controller—Financial Accounting from June 1990 to May 1993, and in various other management positions in accounting and tax since August 1985. Mr. Krysiak is the principal financial and accounting officer of the Company. He received his Bachelor of Science Degree in Business Administration from Colorado State University and is a Certified Public Accountant.

        John C. Walter, has served as Executive Vice President, General Counsel and Secretary since September 1994, Vice President—General Counsel from May 1988 to August 1994, and in various other management positions since April 1983. Mr. Walter received his Bachelor of Arts Degree in Economics and Juris Doctor Degree from the University of Colorado.

        Vance S. Blalock, has served as Vice President and Treasurer since May 2002. Ms. Blalock served as Treasurer from November 1994 to May 2002, Controller of Systems Development and Acquisitions from January 1993 to November 1994, and in various other management positions since September 1981. Ms. Blalock received her Bachelor of Science Degree in Commerce from the University of Louisville and is a Certified Public Accountant.

        Brian E. Jeffries, has served as Vice President—Marketing since April 1996 and as Director of Marketing and Transportation from November 1992 to March 1996. Mr. Jeffries was employed by United Gas Pipe Line Company from 1991 to 1992. Mr. Jeffries received his Bachelor of Science Degree in Civil Engineering from the University of Colorado.

        J. Burton Jones, has served as Vice President—Business Development since September 1997, assuming the role of Vice President—Land in addition to his Business Development responsibilities for the period between June 2000 and May 2002, and as Director of Strategic Planning from August 1996 to August 1997. Mr. Jones was employed by Burlington Resources Inc. from July 1988 to August 1996 in various gas supply and business development positions. Mr. Jones received his Bachelor of Science Degree in Petroleum Engineering from Texas Tech University.

        Jeffery E. Jones, has served as Vice President—Production since October 1993 and in various other business development and management positions since 1989. From 1987 to 1989, Mr. Jones was an independent oil and gas consultant. Mr. Jones received his Bachelor of Science Degree in Psychology from Colorado College and his Bachelor of Science Degree in Mechanical Engineering from the University of Colorado.

        David D. Keanini, has served as Vice President—Engineering, Environmental and Safety since January 2000, General Manager—Engineering, Environmental and Safety from December 1998 to December 1999, Operations Manager—Rocky Mountain Region from August 1994 to November 1998, and in various other engineering positions since September 1989. Mr. Keanini was previously employed by Propak Systems from 1984 to 1989. Mr. Keanini holds a Bachelor of Science degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines.

Board Information

Meetings

        The Board held seventeen meetings during 2003. Each director attended at least 75% of the total number of meetings of the Board and its committees on which such director served during the year. The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. A copy of the charter for each of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee is available on our website at www.westerngas.com under the heading "About WGR—Corporate Governance." A copy of each such charter is also available to stockholders in print free of charge upon request, addressed to the Corporate Secretary, Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Street, Denver, CO 80202.

        Our nonemployee directors meet in executive session without management on a regular basis. Our Chairman presides at such executive sessions. We do not have a formal policy regarding Board members attendance at our annual meetings of stockholders. All nine of our then serving and nominated directors attended our last annual meeting of stockholders held on May 16, 2003.

Communicating with the Board

        The Board has adopted a process to receive communications from stockholders. Stockholders may contact either the Board or Mr. Jim Senty, Chairman of the Board, by sending their communication by mail to Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, CO 80202, Attention: Corporate Secretary. All communications will be forwarded to the Board or Mr. Senty, as applicable. The Company reserves the right not to forward to the Board or to the Chairman any material received in the nature of advertising or promotions of a product or service, or that otherwise constitutes patently offensive material.

Committees

Audit Committee

        The Audit Committee held eight meetings in 2003, in addition to its consultations with our independent auditors to review our interim financial statements. The members of the Audit Committee are Mr. Reid, Chairman, and Messrs. Sanderson, Senty and Stonehocker, each of whom the Board has determined to be an independent director as defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Board has adopted a written charter for the Audit Committee, a copy of which was filed as an appendix to the Company's proxy statement for the 2003 Annual Meeting of Stockholders.

        The Board has determined that Mr. Reid is an "audit committee financial expert" as that term is defined in Item 401 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and is "independent" as that term is used in Item 7(d)(3)(iv)(A) of Schedule 14A promulgated under the Exchange Act.

        The functions of the Audit Committee, as set forth in its charter, include, but are not limited to, the following:

  •
  serve as an independent and objective party assisting the Board to fulfill its oversight responsibilities with respect to the financial reports and information provided by the Company, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence and the performance of the Company's internal audit function and independent audit;

  •
  meet periodically, as deemed necessary, in separate private sessions with management, the director of the internal audit department and the independent auditors to discuss and review the quality of the Company's financial reporting and legal and regulatory compliance and the performance of its internal audit department and external auditors;

  •
  select, in its sole authority, the Company's independent auditors, subject to ratification by stockholders, and approve any non-audit relationship with the Company's independent auditors;

  •
  review and approve, in advance, the services, fees and other compensation to be paid to the independent auditors for all audit and permitted non-audit services;

  •
  establish procedures to receive and address complaints regarding accounting, internal controls and auditing matters, including the establishment of a procedure to receive employees' confidential, anonymous submissions of concerns regarding accounting or auditing matters;

  •
  discuss with management periodically the Company's exposure to financial risk and monitor steps being taken to control such exposures;

  •
  prepare the audit committee report required by the Securities and Exchange Commission for inclusion in our annual meeting proxy statement; and

  •
  comply with any additional requirements set forth in the Audit Committee's charter.

        The Audit Committee has the authority to institute special investigations and to retain outside advisors as it deems necessary in order to carry out its responsibilities. The Audit Committee's Report appears on page 20 of this Proxy Statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee held one meeting during 2003. The members of the Nominating and Corporate Governance Committee are Mr. Senty, Chairman, and Messrs. Phillips, Reid and Sanderson. The Board has determined that the members of the Nominating and Corporate Governance Committee are "independent" as that term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

        The functions of the Nominating and Corporate Governance Committee, as set forth in its charter, are to (i) recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board, (ii) advise the Board with respect to Board composition, procedures and committees, (iii) advise the Board with respect to the corporate governance principles applicable to the Company, and (iv) oversee the evaluation of the Board and the Company's management.

        The Nominating and Corporate Governance Committee has adopted the following policy with regard to consideration of any director candidates nominated. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board, or (ii) by any stockholder who (A) is a stockholder of record on the date of giving the notice and on the record date for the determination of stockholders entitled to vote at such meeting, and (B) complies with the proper form of the notice set forth in our Bylaws. If the Compensation and Nominating Committee receives proper notice, including appropriate biographical and background material for such nominee, on or before December 8, 2004, it will consider stockholder nominations for candidates to the Board at our 2005 annual meeting of stockholders. Such notice must be submitted in accordance with the procedures set forth in our Bylaws and sent to the Nominating and Corporate Governance Committee, c/o John C. Walter, Secretary, Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, CO 80202.

        It is the Company's desire to select individuals for nomination to the Board who are the most highly qualified and who, if elected, will enhance to Board's ability to oversee and direct, in an effective manner, the business of the Company and to best serve the general interests of the Company and its stockholders. The Nominating and Corporate Governance Committee assesses potential nominees based on various qualifications and skills that the Committee considers relevant, such as whether the nominee is independent, as defined by the New York Stock Exchange, possesses the highest personal and professional ethics and integrity, has relevant educational background, has experience relevant to the business needs and objectives of the Company, and has adequate time to devote to Board responsibilities. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        The Nominating and Corporate Governance Committee will identify potential nominees through referrals by current directors and will consider candidates from other sources, including, as described above, from stockholders. Once an individual has been proposed, the Nominating and Corporate Governance Committee reviews the person's background and qualifications in light of any other candidates that it may be considering, whether the Board has any vacancies, and the needs and current composition of the Board. If the Nominating and Corporate Governance Committee determines that the proposed candidate warrants further consideration, a meeting may be arranged with the proposed candidate and the Chairman and/or other members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's evaluation does not vary based on whether or not a proposed candidate is recommended by a stockholder.

        Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee, by the procedures set forth below under the heading "Submission of Stockholder Proposals."

Compensation Committee

        The Compensation Committee held six meetings during 2003. The members of the Compensation Committee are Mr. Senty, Chairman, and Messrs. Phillips, Reid and Sauvage. The Board has determined that the members of the Compensation Committee are "independent" as that term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual. The functions of the Compensation Committee, as set forth in its charter, are to oversee our compensation and employee benefit plans and practices, including executive compensation and all incentive and equity-based compensation plans.

        The Compensation Committee has the authority to retain such outside advisors as it deems necessary in order to carry out its responsibilities. The Compensation Committee Report on Executive Compensation appears commencing on page 15 of this Proxy Statement.

Remuneration of Directors

        All our non-employee directors receive annual fees, payable in quarterly installments. During 2003 the annual fee was $25,000, which increased to $35,000 commencing January 1, 2004. In addition, each Board member receives an annual amount of $7,500 for each committee on which such member sits, which increases to $12,500 if such member is the chairman of the committee. We also pay each committee member an additional $1,000 for each regular committee meeting attended and $500 for each telephonic committee meeting attended. We do not compensate Mr. Dea for his service on the Board, as he is an employee of the Company. All directors receive reimbursement of expenses incurred in connection with participation in Board and committee meetings.

        Each director also has the option of obtaining from the Company group health insurance benefits similar to those provided to our executive officers in which the participants pay only a portion of the annual cost. The directors who have elected coverage are currently entitled to regular health insurance plan benefits and supplemental benefits covering certain medical expenses not covered by primary health insurance plans. Unlike employees, the portion of the premiums not reimbursed by directors is reported as taxable income. The amounts reported for 2003 are as follows:

Name	Amount ($)
Joseph E. Reid	$20,098.56
Bill M. Sanderson	20,098.56
James A. Senty	20,098.56
Walter L. Stonehocker	20,098.56
Brion G. Wise	12,158.04
Lanny Outlaw	750

        Under the terms of our 2002 Non-Employee Directors' Stock Option Plan, each newly elected non-employee director, as of the date of election, will be granted options to acquire 5,000 shares of our common stock. The plan also provides for the grant to each continuing director, as of the date of each annual meeting, of options to purchase 2,000 shares of our common stock. In May 2003, each of our non-employee directors received options to purchase 2,000 shares of our common stock at an exercise price of $38.76 per share. These options vest in three equal annual installments commencing on the first anniversary of the grant date.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides information regarding compensation paid by us, for services performed for us, to Peter A. Dea, our Chief Executive Officer and President, and our four other most highly compensated executive officers serving at the end of 2003 (collectively, the "Named Executives").

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Securities Underlying Options/SARs (#)	All Other Compensation ($)(2)
Peter A. Dea Chief Executive Officer and President	2003 2002 2001	506,350 486,418 76,731	355,000 267,530 44,000	45,000 31,500 300,000	23,496 9,985 1,420
Edward A. Aabak Executive Vice President—Midstream	2003 2002 2001	286,000 269,711 250,000	171,600 195,000 125,000	27,500 21,000 30,000	21,766 21,004 16,363
John F. Chandler Executive Vice President and Chief Operating Officer	2003 2002 2001	307,389 289,253 268,000	184,434 210,625 134,000	27,500 21,000 30,000	24,252 23,813 23,582
William J. Krysiak Executive Vice President and Chief Financial Officer	2003 2002 2001	280,800 255,408 209,231	168,480 195,000 112,500	27,500 31,000 30,000	27,367 26,663 26,243
John C. Walter Executive Vice President and General Counsel	2003 2002 2001	288,434 280,884 268,000	173,061 195,000 134,000	27,500 18,000 30,000	33,908 457,913 32,107	(3)

(1)
Amounts shown for 2002 include a $100,000 retention bonus paid to each of the Named Executives, other than Mr. Dea. This bonus was approved by the Board in 2001 and was payable to each person who continued their employment with the Company through November 2002, which was the one-year anniversary of Mr. Dea's commencement as our Chief Executive Officer and President.

(2)
Amounts shown consist of the following: (i) our annual discretionary contribution to each of the officers' Retirement Plan accounts, (ii) our Retirement Plan matching contributions, (iii) group term life insurance premiums which we paid, and (iv) automobile allowances paid.

(3)
This amount includes the aggregate amount of loans made by us during the period from 1989 to 1995 to Mr. Walter in an amount sufficient to exercise certain of his options to acquire shares of our common stock. At the time the loans were made we agreed to forgive the principal and accrued interest of such loans provided that Mr. Walter was continuously employed by us for a period specified by the Board. Accordingly, the amount of taxable income to Mr. Walter of $425,171 was forgiven in July 2002.

Stock Options Awarded During 2003

        The following table lists stock options granted during 2003 under our 2002 Stock Incentive Plan to the Named Executives. The Company does not have any stock appreciation rights plans.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date (1)	5% ($)	10% ($)
Peter A. Dea	45,000	7.9%	$38.03	9/22/09	692,573	1,619,951
Edward A. Aabak	27,500	4.8%	38.03	9/22/09	422,654	988,384
John F. Chandler	27,500	4.8%	38.03	9/22/09	422,654	988,384
William J. Krysiak	27,500	4.8%	38.03	9/22/09	422,654	988,384
John C. Walter	27,500	4.8%	$38.03	9/22/09	422,654	988,384

(1)
Under the terms of the 2002 Stock Incentive Plan, options expire on the earlier of five years from the date such options vest or ten years from the grant date. Accordingly, options granted during 2003 expire in one-third increments, in the order that such options vested, on September 22, 2009, 2010 and 2011.

Aggregate Option Exercises in 2003 and Year End Option Values

        The following table provides information with respect to the stock options exercised by the Named Executives during the year ended December 31, 2003 and the value of their exercisable and unexercisable options as of December 31, 2003.

			Number of Unexercised Options/SARs at FY-End (#)		Value of In-the-Money Options/SARs at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter A. Dea	—	$—	160,500	216,000	$3,486,150	$4,051,200
Edward A. Aabak	3,334	115,156	19,000	59,500	231,020	650,130
John F. Chandler	8,333	287,821	19,000	59,500	231,020	650,130
William J. Krysiak	5,300	174,900	45,833	66,167	1,259,571	745,468
John C. Walter	18,637	$777,908	25,363	57,500	$524,051	$621,530

        The value realized on the exercise of options is equal to the closing price of our common stock on the New York Stock Exchange on the date of exercise less the option exercise price multiplied by the number of shares underlying the options exercised. The value of unexercised in-the-money options is equal to the closing price of our common stock on the New York Stock Exchange on December 31, 2003 of $47.25 (the last trading day in fiscal year 2003) less the option exercise price multiplied by the number of shares underlying the unexercised options.

Employment Agreements

Employment Agreement with Peter A. Dea

        On October 15, 2001, we entered into an employment agreement with Mr. Dea that provides for his employment as our Chief Executive Officer and President. In addition, the agreement provided that upon commencement of the agreement, Mr. Dea be elected to the Board and serve in such capacity for the duration of his employment with us. The term of Mr. Dea's employment pursuant to the agreement commenced on November 1, 2001 and will continue until May 31, 2005. The agreement provides for an annual base salary of $475,000, which may be increased at the discretion of the Company. In addition, Mr. Dea is entitled to receive a performance bonus of between 55% and 110% of his compensation paid for each calendar year based upon the level at which the Company achieves the budget projections adopted by the Board for such year. In the event that the Company does not meet its minimum budget expectations, Mr. Dea will not receive any bonus payment for such year. The agreement also provided that the Company grant to Mr. Dea options to purchase 300,000 shares of the Company's common stock pursuant to the terms of a separate stock option agreement.

        The employment agreement provides that Mr. Dea's employment may be terminated upon Mr. Dea's death, disability or his 90-day advance notice, or by the Company on written notice with or without "cause" (as defined in the employment agreement). If Mr. Dea is terminated without "cause" he is entitled to severance in an amount equal to his most recent year's base salary and the amount of bonus paid for the calendar year preceding the termination, increasing to three times those amounts in the event of a termination without cause within one year after a change of control. In all cases, Mr. Dea is subject to covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination. Mr. Dea also entered into an indemnification agreement with the Company similar to the indemnification agreements provided to other executive officers.

Employment Agreements with Executive Officers

        On June 14, 2001, we renewed our employment agreements with each of Messrs. Aabak, Chandler and Walter, and on October 15, 2001 with Mr. Krysiak. According to the employment agreements, we have agreed to pay each executive officer his then current base salary, which may be increased from time-to-time in our discretion, and a discretionary bonus. The employment of each executive officer under his contract continues until it is otherwise terminated as set forth in the employment agreement. We may terminate an executive officer "for cause" (as defined in the employment agreement) at any time, and the executive officer may terminate employment with us upon 90 days prior notice. If we terminate the executive officer without "cause," the executive officer is entitled to severance equal to one year's base salary, which increases to two years' base salary if a new agreement is not entered into with the officer within six months following a change of control. In all cases, the executive officer is subject to covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination.

Report of the Compensation Committee on Executive Compensation

Compensation Philosophy

        We have designed our executive compensation packages to enable us to recruit, retain and motivate a talented and diverse group of executives. The compensation packages are primarily comprised of base salary, discretionary annual cash bonus awards, stock option grants and eligibility for participation in the Company's qualified retirement plan. The Compensation Committee considers that the incentive-based portion of each executive's compensation package is a key element, particularly the annual individual performance-based incentive bonus, which is awarded in recognition of individual and Company performance each year, and stock options, which align our executive's interests with those of our stockholders and reward our executives for long-term growth in stockholder value.

        Salary Determinations.    Annual salaries for Messrs. Dea, Aabak, Chandler, Krysiak and Walter were established by the provisions of their respective employment agreements, which are more fully described under the headings "Employment Agreement with Peter A. Dea" and "Employment Agreements with Executive Officers". Under the terms of the agreements, such salaries may not be decreased but may be increased in our discretion. The Compensation Committee reviews each executive's salary on an annual basis and determines whether an increase is warranted based on the individual's experience and performance and in order to keep the executive within a target range based on the compensation levels of similarly placed executives at comparable public companies. For the 2003 fiscal year, the Compensation Committee awarded increases of 4% of each executive officer's salary, and 12% in the case of Mr. Chandler who was promoted to the position of Executive Vice President and Chief Operating Officer in January 2004.

        Bonus Determinations.    We may, in our discretion, pay annual incentive bonuses to our executive officers. Approved bonuses are generally paid in March of the year following each performance year. The Compensation Committee approved bonuses for the executive officers for the 2003 fiscal year based upon our performance and by reviewing actual results against budget goals set at the beginning of the fiscal year. Based on that review, for the 2003 performance year the Compensation Committee approved bonuses of 60% of the base salary for four of our executive officers and 70% of the base salary of our Chief Executive Officer.

        Stock Option Awards.    Under the terms of our stock option plans, the Board has discretion to award options to purchase shares of our common stock to our Chief Executive Officer, other executives, senior management and our employees. The Compensation Committee believes that awarding options to purchase shares of our common stock to our executives is an important element in their compensation packages. These options align the executive officers' interests with those of the stockholders by giving the executive officers a direct stake in the Company's performance. In determining the annual stock options awarded to executives, the Compensation Committee subjectively assesses each executive's performance during the year.

        Other Benefits.    Under the terms of our qualified 401(k) retirement plan, each of our executive officers, along with our eligible employees, may make elective salary contributions, accompanied by the Company's matching contribution equal to a sliding scale of 60% to 100%, based upon years of service, of the first 5% of employee compensation contributed by the employee to the retirement plan. In addition, we may, in our discretion, make a further contribution to the 401(k) plan on behalf of each of our executive officers, along with our eligible employees. For the fiscal 2003 year, the Compensation Committee determined that this additional discretionary contribution would be made for all employees at a rate equal to 7% of each employee's salary. These contributions on behalf of our executive officers were capped below the percentage level generally contributed by the Company due to 401(k) compensation contribution limits. In making the discretionary contribution recommendation, the Compensation Committee considered, among other things, our financial performance, as measured by net income and cash flow from operations, and the representative total compensation packages received by employees in the oil and gas industry generally.

Compensation of the Chief Executive Officer

        The provisions of our Chief Executive Officer's employment agreement determine the salary payable to him, subject to increases in our discretion. In approving the compensation levels contained in the agreement, the Board reviewed Mr. Dea's business expertise and experience and the expected value that Mr. Dea's leadership would bring us. In addition, the Compensation Committee relied on information and recommendations provided by an independent executive search firm indicating the terms of this employment agreement were substantially similar to the terms of comparable positions in the industry. In 2003, the Compensation Committee determined to increase Mr. Dea's annual salary effective January 1, 2003 by $19,932 per annum. In March 2004, the Compensation Committee determined to increase Mr. Dea's annual salary for the 2004 fiscal year by $20,254 to $526,604 per annum.

        The Compensation Committee also assessed the amount of the bonus payable to Mr. Dea for the 2003 fiscal year in accordance with the provisions of his employment agreement. As required by that agreement, after reviewing our financial achievements during 2003, the Compensation Committee awarded a bonus to our Chief Executive Officer of $355,000, representing approximately 70% of his base salary.

        This report is submitted by the members of the Compensation Committee.

    Compensation Committee:
    James A. Senty, Chairman
    Dean Phillips
    Joseph E. Reid
    Ward Sauvage

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Messrs. Senty, Phillips, Reid and Sauvage. None of these directors has ever served as one of our officers or been employed by us and does not have any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K promulgated under the Exchange Act.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

        The following indexed graph indicates our total return to our common stockholders from December 31, 1998 to December 31, 2003 as compared to the total return for the Standard & Poor's 500 Index and a Peer Group Index. This chart assumes a common starting point of $100 and a reinvestment of all dividends. The information contained in this graph is not necessarily indicative of our future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG WESTERN GAS RESOURCES, INC., THE S & P 500 INDEX
AND A PEER GROUP

*
$100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

**
The Peer Group consists of Newfield Exploration Company, Forest Oil Corp., Spinnaker Exploration, Tom Brown Inc., Stone Energy Corp., Cabot Oil & Gas Corp., Evergreen Resources Inc., St. Mary Land & Exploration Company, and Patina Oil & Gas Corp.

Copyright 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

Section 16(a) Beneficial Ownership Reporting Compliance

        Based on a review of reports filed by our directors, executive officers and beneficial owners of 10% or more of our shares, and upon representations from those persons, all reports required by Section 16(a) of the Exchange Act to be filed by those reporting persons during 2003 were made timely, other than by our executive officers who each filed one late report containing one transaction, respectively, and by one of our executive officers, David D. Keanini, who, in addition, filed one further report late containing one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Agreement

        In June 2001, as an incentive to Mr. Outlaw to extend his retirement date to October 31, 2001 and to provide transitional support to Mr. Dea, his successor, the Compensation and Nominating Committee recommended, and the Board approved, a consulting agreement with Mr. Outlaw. The consulting agreement had a term from November 1, 2001 through May 31, 2003. This agreement required Mr. Outlaw to provide consulting services related to our business strategy, the budget and planning process and customer and business relations. As compensation for these services, Mr. Outlaw received lump sum payments of $167,000 on May 31, 2002 and $175,000 on May 31, 2003. The agreement also provided that the loans outstanding under the Agreement to Provide Loan(s) to Exercise Key Employees' Stock Options would be forgiven in equal parts on May 31, 2002 and 2003. See further "—Loan Agreements" below.

Loan Agreements

        In 1989, we entered into agreements with certain of our then officers, which committed us to loan amounts sufficient to exercise some of their respective stock options. We agreed to forgive the loans and accrued interest if the officers were continuously employed by us for periods specified by the Board. Effective May 2003 we forgave the final amount outstanding under these loan agreements of $216,012 for the loan provided to Mr. Outlaw.

Fees Paid for Legal Services

        Mr. Robinson is a stockholder of the law firm of Robinson and Diss P.C. (formerly Lentz, Evans and King P.C.), which has represented us in various legal matters. For the year ended December 31, 2003, the total amount of legal fees paid to Lentz, Evans and King P.C. was approximately $43,286.

INDEPENDENT PUBLIC ACCOUNTANTS

Auditors

        PricewaterhouseCoopers served as our principal independent auditors for 2003. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions of stockholders.

        The following table discloses the aggregate audit and non-audit fees billed by PricewaterhouseCoopers for the last two fiscal years ending December 31, 2003 and December 31, 2002:

Audit Fees

Type of Fees	2003	2002
Audit Fees	$311,000	$228,650
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

        Audit Fees represent fees for professional services performed in connection with the audit of our annual financial statements and the review of the quarterly reports on Form 10-Q and registration statements filed with the SEC.

Pre-Approval Policies

        Under the terms of the Audit Committee Charter, the Audit Committee is required to pre-approve all the services provided by and fees and compensation paid to our independent auditors for both audit and permitted non-audit services. When it is proposed that the independent auditors provide additional services for which advance approval is required, the Audit Committee reviews and considers each such individual request and, if it so determines, approves such services.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviewed and discussed the Company's financial statements for the year ended December 31, 2003 with Company management and the independent auditors, PricewaterhouseCoopers. During these discussions, the Audit Committee was not informed of any significant audit adjustments, any disagreements between the independent auditors and management or any limitations imposed by management on the scope of the audit. The Audit Committee also discussed with management and the independent auditors our significant accounting policies and the quality of accounting principles used along with the quality and adequacy of our internal controls. The Audit Committee was not informed of any inadequacies in these areas.

        The Audit Committee has:

  •
  reviewed and discussed the audited financial statements with management;

  •
  discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380) as may be modified or supplemented; and

  •
  received the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1 (Independence Standards Board No. 1, Independent Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants' independence.

        Based on the Audit Committee's review and discussions detailed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

    Audit Committee:
    Joseph E. Reid, Chairman
    James A. Senty
    Bill M. Sanderson
    Walter L. Stonehocker

SUBMISSION OF STOCKHOLDER PROPOSALS

        For inclusion in the Proxy Statement and form of proxy for the next annual meeting, stockholder proposals consistent with Rule 14a-8(e) promulgated under the Exchange Act must be received by our Secretary at our principal business office at 1099 18th Street, Suite 1200, Denver Colorado 80202 no later than the close of business on December 8, 2004.

        In addition, our Bylaws provide that a stockholder who wishes to present a matter for action at our 2005 Annual Meeting, but chooses not to do so under Rule 14a-8(e), must provide written notice to be delivered to, or mailed and received by our Secretary at our principal executive offices at 1099 18th Street, Suite 1200, Denver, CO 80202, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. In order for a stockholder proposal made outside the requirements of Rule 14a-8(e) to be "timely" for the purposes of Rule 14a-4(c), such proposal must be received by our Secretary no later than February 6, 2005. The notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including the person's written consent to being named and to serving, if elected, as a director), (b) as to any other business proposed to be brought before the meeting, a clear and concise description of and the reasons for the business, and any material interest of the person bringing the proposal, (c) as to the stockholder giving the notice and any beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of, and the class and number of shares owned by, the stockholder and any beneficial owner, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholders, and (e) a representation that such stockholder is a holder or record of stock of the Company entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

OTHER BUSINESS

        All items of business for our annual meeting are stated in this Proxy Statement. We are not aware of any other business to be presented. If other matters of business, not presently known, properly come before the meeting, it is intended that the persons named in the Proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

By Order of the Board of Directors,

JAMES A. SENTY Chairman of the Board

        Denver, Colorado

        April 7, 2004

PROXY

WESTERN GAS RESOURCES, INC.

Annual Meeting of Stockholders—May 7, 2004

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints John C. Walter and William J. Krysiak, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Western Gas Resources, Inc. held of record by the undersigned on the close of business on March 26, 2004 at the Annual Meeting of Stockholders of Western Gas Resources, Inc., to be held on Friday, May 7, 2004 at 10:00 A.M. local time at the Embassy Suites Hotel, 1881 Curtis Street, Denver, Colorado 80202 and at any postponement or adjournment thereof, as follows:

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP IN ITEM 2.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒ Please mark votes as in this example.

1.
ELECTION OF FOUR CLASS THREE DIRECTORS

  Nominees: James A. Senty, Dean Phillips, Bill M. Sanderson and Walter L. Stonehocker

☐	FOR	☐	WITHHELD
☐

To withhold authority to vote for any individual nominee, check the box and write the name of such nominee on the above line.
2.
PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any postponement or adjournment thereof.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP IN ITEM 2.

Please mark, sign, date and mail this proxy promptly in the enclosed envelope.
Date:	, 2004

Signature of Stockholder
Signature of Stockholder
Please sign exactly as name appears at the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT for ANNUAL MEETING OF STOCKHOLDERS
Solicitation of Proxies
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND OFFICERS
EXECUTIVE COMPENSATION
Option/SAR Grants in Last Fiscal Year
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG WESTERN GAS RESOURCES, INC., THE S & P 500 INDEX AND A PEER GROUP
Section 16(a) Beneficial Ownership Reporting Compliance
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER BUSINESS